Third Fiscal Quarter 2018 Financial Results

Management Presenters Scott Barbour President and Chief Executive Officer Scott Cottrill Executive Vice President, Chief Financial Officer and Secretary Mike Higgins Director, Investor Relations & Business Strategy

Safe Harbor and Non-GAAP Financial Metrics Certain statements in this presentation may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the anticipated timing for the issuance of additional historic and future financial information and related filings. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; fluctuations in our effective tax rate, including from the recently enacted Tax Cuts and Jobs Act; changes to our operating results, cash flows and financial condition attributable to the recently enacted Tax Cuts and Jobs Act; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data for certain prior periods and any future periods; a conclusion that the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) were ineffective; the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering further weaknesses of which we are not currently aware or which have not been detected; additional uncertainties related to accounting issues generally and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation includes certain non-GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to GAAP measures are provided within the appendix of the presentation. Those disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

9% net sales growth driven by strong growth in both Pipe and Allied products. 1 Q3 FY 2018 Highlights 2 3 Margin expansion in the quarter driven by solid execution, pricing and product mix. Double-digit growth across all domestic construction markets driven by solid demand and price increases. 4 Growth in sales and earnings driving strong cash flow generation.

Q3 FY 2018 Financial Performance Q3 results driven by strong demand in the domestic construction markets and favorable pricing. Margin expansion driven by solid execution, pricing and product mix. +280 bps (USD, in millions) Adjusted EBITDA +8.9% Domestic Markets + Construction +12% + Non-Residential +10% + Residential +17% + Infrastructure +14% ─ Agriculture (5)% + Pipe +8% + Allied +11% By Geography + Domestic +9% + International +9% By Application + Pipe +7% + Allied +14% Revenue $43.4 $6.7 $7.1 $(4.4) $3.2 $56.0 All figures in USD, mm

Free Cash Flow Performance % of Sales 2.7% 3.5% All figures in USD, mm Net Debt³   FY 2018 FY 2017 ∆ Adjusted EBITDA $183 $181 $2 Working Capital(2) $(4) $(23) $19 Cash Tax $(25) $(4) $(21) Cash Interest $(14) $(13) $(1) Restatement related costs $(4) $(24) $20 Other $3 $0 $3 Cash flow from operating activities $139 $117 $22 Capital Expenditures $(35) $(37) $2 Free Cash Flow $104 $80 $24     1Operating Cash Flow less CapEx 2Inventory, Accounts Receivable, Accounts Payable 3Total debt less cash (includes capital leases) 1.99x Leverage 1.94x Leverage CapEx Working Capital² Free Cash Flow¹

U.S. Tax Reform $13.8 million one-time benefit, net to income tax expense in Q3 FY18 Benefit from revaluation of deferred tax liabilities of $14.7 million (non-cash) Expense from deemed repatriation of foreign earnings $0.9 million $3.0 million benefit from year-to-date impact of change in statutory rate in Q3 FY18 Longer term, planning for ETR ~30% - 32% Provisional amounts above may be refined in future periods as additional information becomes available.

Market FY2018 Outlook Comments Domestic Construction End Markets End market outlook still favorable; Q4 results will be contingent on weather Agriculture End Market Fiscal year-to-date in-line with expectations; Q4 results will be contingent on weather International End Market Mexico expected to be flat; Canada expected to see modest growth as improvement in construction market expected to offset decline in the Agriculture market Key Net Sales Drivers – Market Outlook Market Outlook LSD to MSD MSD LSD ADS: Up MSD+ ADS: Down MSD ADS: Up LSD

FY 2018 Financial Outlook Key Metric FY 2017 FY 2018 Y-o-Y Change Net Sales (in Millions) $1,257 $1,275 - $1,325 Up 1% to 5% Adj. EBITDA (in Millions) $193 $195 - $210 Up 1% to 9% Adj. EBITDA Margin 15.4% 15.3% - 15.8% (10) to +40 basis points Fiscal Year 2018 Expectations

Q&A Session

Steady demand in core domestic construction markets expected to continue. 1 Closing Remarks 2 3 Focused on execution and fundamentals as well as driving SPP initiatives to continue improving profitability. Positioned for continued above-market growth this year due to conversion strategies and strong growth of HP and Allied products.

Appendix

Fiscal Year-to-Date Financial Performance - 80 bps (USD, in millions) Adjusted EBITDA +6.6% Domestic Markets + Construction +10% + Non-Residential +9% + Residential +13% + Infrastructure +6% − Agriculture - 3% + Pipe +8% + Allied +8% By Geography + Domestic +8% − International - 2% By Application + Pipe +6% + Allied +8% Revenue $180.8 $19.6 $6.0 $12.4 $1.2 $183.2 All figures in USD, mm

Adjusted EBITDA Reconciliation

(Amounts in thousands)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Nine Months Ended December 31, 2017	Nine Months Ended December 31, 2016
Net income	$ 33,215	$ 10,258	$ 69,648	$ 53,960
Depreciation and amortization	17,852	18,029	55,793	54,065
Interest expense	3,086	4,221	12,620	13,551
Income tax (benefit) expense	(7,371)	5,986	15,812	35,528
EBITDA[1]	46,782	38,494	153,873	157,104
Derivative fair value adjustments	(145)	(2,237)	(735)	(11,297)
Foreign currency transaction (gains) losses	(430)	(601)	(2,878)	(1,678
Loss on disposal of assets and costs from exit and disposal activities	1,924	2,138	10,468	3,077
Unconsolidated affiliates interest, tax, depreciation and amortization	637	469	2,060	2,049
Contingent consideration remeasurement	1	(15)	33	42
Stock-based compensation expense (benefit)	1,640	(3,413)	5,140	2,699
ESOP deferred compensation	2,737	2,323	7,946	7,428
Executive retirement expense (benefit)	73	(170)	982	(12)
Transaction costs	92	-	1,149	-
Legal settlement	1,800	-	1,800	-
Restatement-related costs	888	6,406	3,390	21,391
Adjusted EBITDA[2]	$ 55,999	$ 43,394	$ 183,228	$ 180,803

1) *EBITDA as net income before interest, taxes, depreciation and amortization*
2) *Adjusted EBITDA as EBITDA before stock based compensation expense, non-cash charges and certain other expenses*

LEADERSHIP • GROWTH • MOMENTUM THROUGH STRENGTH 14